Exhibit 10.5

As of February 12, 2003

GMAC COMMERCIAL FINANCE LLC
1290 Avenue of the Americas
New York, New York 10104

Re: Amendment to ARMS Agreement

Gentlemen:

     Reference is made to that certain Restated and Amended Accounts Receivable Management and Security Agreement, dated July 13, 1998 (as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the “ARMS Agreement”), by and between GMAC COMMERCIAL FINANCE LLC, successor by merger to GMAC COMMERCIAL CREDIT LLC (“Lender”) and TARGET LOGISTIC SERVICES, INC. (“Borrower”), formerly known as Target Air Freight, Inc. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the ARMS Agreement.

     Borrower has requested that Lender amend and modify certain terms of the ARMS Agreement, which Lender has agreed to do subject to and on the terms and conditions contained in this Letter Re: Amendment to ARMS Agreement (the “Amendment”).

     In consideration of the foregoing, the parties hereto mutually agree as follows:

     1.     Definitions. Paragraph 1(A) of the ARMS Agreement is hereby amended by adding the following definitions:

“EBITDA” shall mean for any given period for Holdings the sum of (a) net income (or loss) determined in accordance with GAAP less all extraordinary gains plus (b) taxes plus (c) interest expense plus (d) without duplication, depreciation and amortization and other non-cash expenses during such period. EBITDA shall be determined on a trailing twelve (4) quarter basis. Notwithstanding anything to the contrary contained herein, any financial covenant using this definition shall be calculated commencing with the period ending December 31, 2003 and for any given period thereafter.”

     2.     Ratification. Except as otherwise set forth herein, no other changes or modifications to the ARMS Agreement are intended or implied and, in all other respects, the ARMS Agreement remains in full force and effect in accordance with its existing terms and provisions and is hereby specifically ratified and confirmed as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Lender of any other provision of the ARMS Agreement.

     3.     Successors and Assigns. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

     4.     Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

     5.     Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

Very truly yours,

TARGET LOGISTIC SERVICES, INC.

By: /s/ Philip J. Dubato

Title: Vice President, Secretary and Treasurer

ACKNOWLEDGED AND AGREED:

GMAC COMMERCIAL FINANCE LLC

By:

Title:

ACKNOWLEDGMENT AND CONSENT OF GUARANTOR

     1.     Target Logistics, Inc. (as successor in interest to Amertranz Worldwide Holding Corp., the “Guarantor”) has executed and delivered a Guaranty, dated January 14, 1997 (the “Guaranty”) in favor of GMAC Commercial Finance LLC, successor by merger to GMAC Commercial Credit LLC, formerly known as BNY Factoring LLC, as successor by merger to BNY Financial Corporation (the “Lender”). Guarantor hereby acknowledges and consents to the annexed Letter re: Amendment to Restated and Amended Accounts Receivable Management and Security Agreement, by and between Target Logistic Services, Inc. and Lender and the transactions referred to thereunder (the “Amendment”).

     2.     Guarantor hereby acknowledges, confirms and agrees that the Guaranty, the General Security Agreement, dated January 14, 1997, by and between Guarantor and Lender and all other documents and agreements executed by Guarantor in connection therewith, are and remain in full force and effect in accordance with their respective terms as of the date hereof, and that all Obligations (as defined in the Guaranty) are due and payable to Lender without offset, defense or counterclaim of any kind, nature or description whatsoever.

TARGET LOGISTICS, INC.

By: /s/ Philip J. Dubato

Title: Chief Financial Officer